SPOUSE CONSENT

Spouse Consent

The undersigned spouse of Purchaser has read, understands, and hereby approves the Stock Option Exercise Agreement between Purchaser and the Company (the "Agreement"). In consideration of the Company's granting my spouse the right to purchase the Shares as set forth in this Exercise Agreement, the undersigned hereby agrees to be irrevocably bound by this Exercise Agreement and further agrees that any community property interest shall similarly be bound by this Exercise Agreement. The undersigned hereby appoints Purchaser as my attorney-in-fact with respect to any amendment or exercise of any rights under this Exercise Agreement.

Date:

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Name of Purchaser - Please Print

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Signature of Purchaser's Spouse

Address:

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